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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 BUY.COM INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                  33-0816584
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    85 Enterprise, Aliso Viejo, CA                         92656
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  (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

          None                                              N/A
-------------------------------------     -------------------------------------

_____________________________________     _____________________________________

_____________________________________     _____________________________________

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[X]

Securities Act registration statement file number to which this form relates:
333-89737 (if applicable)
---------

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.0001 per share
--------------------------------------------------------------------------------
                               (Title of Class)

________________________________________________________________________________
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of BUY.COM INC., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 74 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-89737 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.
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Item 2.   Exhibits.

     The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-89737) and incorporated herein by this reference:

            Exhibit Description                                                                     Form S-1 Exhibit Number
            -------------------                                                                     -----------------------
     (a)    Amended and Restated Certificate of Incorporation of the Registrant, as filed on
            January 31, 2000                                                                                    3.1

     (b)    Proposed Amended and Restated Certificate of Incorporation of the Registrant                        3.2

     (c)    Bylaws of the Registrant                                                                            3.3

     (d)    Proposed Bylaws of the Registrant                                                                   3.4

     (e)    Specimen common stock certificate                                                                   4.2

     (f)    Fourth Amended and Restated Investors' Rights Agreement dated November 17, 1999                    10.39

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  January 31, 2000            BUY.COM INC.



                                   By: /s/ Mitch Hill
                                      ------------------------------------------
                                             Mitch Hill, Chief Financial Officer